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                                                                   EXHIBIT 10.11


                                PLUG POWER, LLC

                        LLC INTEREST PURCHASE AGREEMENT

                          Dated as of April 11, 1999
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                        LLC INTEREST PURCHASE AGREEMENT


     AGREEMENT, dated as of April 1, 1999, between PLUG POWER, LLC, a Delaware limited liability company (the "Company"), and Antaeus Enterprises, Inc., a Delaware corporation (the "Investor").

     WHEREAS, the Company proposes to issue and sell to the Investor an aggregate of 299,850 Shares of Class A Membership Interests (the "Purchased Securities") for an aggregate purchase price of $2.0 million;

     WHEREAS, the Investor desires to purchase the Purchased Securities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Unless otherwise defined in context or the context otherwise requires, capitalized terms used in this Agreement are defined on
Schedule I hereto, which is incorporated herein by reference and made a part of this Agreement. Such terms shall be applicable to both the singular and plural forms of any of the terms therein defined.

     2. Sale and Purchase. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date, the Purchased Securities. The Investor shall pay to the Company $2.0 million for the Purchased Securities.

     3.   Closing.

          (a) The Closing shall occur at the offices of Plug Power, 968 Albany-Shaker Road, Latham, New York 12110, at the hour of 10:00 A.M., Eastern Standard Time, on the Closing Date.

          (b) At the Closing, the Company shall deliver to the Investor a certificate evidencing the Purchased Securities, which certificate shall be registered in the Investor's name, against delivery to the Company of payment by wire transfer of immediately available funds to an account specified in writing by the Company on or before the Closing Date in an amount equal to $2.0 million.

          (c) At the Closing, the Investor shall execute the Limited Liability Company Agreement as a Class A Member.

     4. Restrictions on Transfer of Securities, Removal of Restrictions on Transfer of Securities.
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          (a) The Investor understands and agrees that the Purchased Securities have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in or promulgated by the Commission under the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Investor acknowledges that it must bear the economic risk of its investment in the Purchased Securities for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) The Investor hereby agrees with the Company as follows:

              (i) The certificates evidencing the Purchased Securities, and each certificate issued in transfer thereof, will bear a legend to the following effect:

              "The securities evidenced by this certificate have not been registered under the Securities Act of 19331 and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities, or such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act, and if requested by the issuer corporation, the Investor delivers to it a satisfactory opinion of counsel to such effect."

              (ii) The certificates representing the Purchased Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

              (iii) Absent an effective registration statement under the Securities Act covering the disposition of such securities, the Investor shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Purchased Securities unless such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, and, if requested by the issuer corporation, the Investor delivers to it a satisfactory opinion of counsel to such effect. Notwithstanding the foregoing, no such registration or opinion shall be required with respect to a transfer not involving a change in beneficial ownership.

              (iv) The Investor consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Purchased Securities in order to implement the restrictions on transfer of the Purchased Securities set forth in this subsection (b).

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     5.   Representations and Warranties by the Company. In order to induce the
Investor to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to the Investor as follows:

          5.1 Organization, Standing, etc. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Purchased Securities and to carry out the provisions hereof. The copies of the Certificate of Formation and Limited Liability Company Agreement of the Company, which have been delivered to the Investor prior to the execution This Agreement, are true and complete and have not been amended or repealed.

          5.2 Qualification. The Company is duly qualified or licensed as a foreign limited liability company in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary.

          5.3 Capitalization. The authorized capitalization of the Company consists of 40,000,000 Shares of Class A Membership Interests and 3,000,000 Shares of Class B Membership Interests. As of the Closing Date, and prior to the issuance of the Investor Interest, the Company has 21,500,000 Shares of Class A Membership Interests and no Shares of Class B Membership Interests outstanding. All of the issued and outstanding Shares of the Company have been, and all of the Shares to be sold to the Investor will be, upon payment therefor, duly authorized and validly issued and fully paid and nonassessable. As of the Closing Date, the Company has warrants and options outstanding, which upon exercise and payment of an aggregate of $90,500,000 to the Company, will entitle the holders of such warrants and options to an aggregate of 11,650,000 Shares of Class A Membership Interests and, as of February 12, 1999, 2,033,900 Shares of Class B Membership Interests. Other than such warrants and options, there are no convertible securities with respect to the Company or agreements, arrangements or understandings to issue convertible securities with respect to the Company.

          5.4 Company Authority. The Company has the power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary Company action.

          5.5 Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          5.6 Brokers or Finders. No Person has or will have, as a result of the transactions contemplated herein and any action or omission of the Company, any right or

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valid claim against the Company or any Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

          5.7 Legal Proceedings. There are no actions, proceedings or claims pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its assets or property, which, if determined adversely to the Company, would have a material adverse effect on the results of operations, financial condition or business of the Company.

          5.8 Class A Membership Interests. The holders of Shares of Class A Membership Interests and the number of Shares held by each such holder are as set forth on Schedule 5.8.

          5.9 Warrants and Options. The holders of options and warrants to purchase Shares of Class A Membership Interests, the number of Shares underlying such options and warrants, the exercise price for such warrants and options are as set forth on Schedule 5.9.

     6. Representations and Warranties by the Investor. In order to induce the Company to enter into this Agreement and to sell the Purchased Securities, the Investor hereby represents and warrants to the Company as follows:

          6.1 Binding Obligation. The Investor has the power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Investor. This Agreement constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally.

          6.2 Purchase For Investment. The Investor hereby represents and warrants to the Company that it is acquiring the Purchased Securities for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Investor represents and warrants that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, or is not a resident of, or domiciled in, the United States or any territory or possession thereof, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

     7.   Miscellaneous.

          7.1 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

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

          7.2 Notices. All notices, receipts, consents, instructions, approvals and other communications required or permitted hereunder shall be validly given, if in writing and delivered personally, by confirmed telecopy or sent by registered or certified mail or nationally recognized air courier service or overnight courier service, postage prepaid:

          (a) If to the Investor, at the following address or at such other address as the Investor may specify by written notice to the Company:

     Antaeus Enterprises, Inc.
     99 Park Avenue
     New York, NY 10016-1601
     Attention: Robert J. Barletta Treasurer

     With a copy to:

          (b) If to the Company, at the following address or at such other address as the Company may specify by written notice to Investor:

     Plug Power, LLC
     968 Albany-Shaker Road
     Latham, NY 12110
     Attention: Ana-Maria Galeano, Esq.

     With a copy to:

     Morgan, Lewis & Bockius LLP
     101 Park Avenue
     New York, NY 10178
     Attention: David W. Pollak, Esq.

and each such notice, request, consent, instruction, approval and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid, or if sent by telecopier, when confirmed, or if sent by air courier, two (2) days after the same has been deposited with such air courier, or if sent by overnight courier, one (1) day after the same has been deposited with such overnight courier.

     7.3 Survival of Representations and Warranties. etc. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and the sale and purchase of the Purchased Securities and payment therefor, for a period of one year.

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     7.4  Severability. Should any one or more of the provisions of this
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     7.5 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     7.6 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     7.7 Fees and Expenses. The fees and expenses arising in connection with the negotiation and execution of this Agreement and the Warrant and consummation of the transactions contemplated hereby and thereby, shall be paid by the party incurring such fees.

     7.8 Confidentiality. The Investor will hold in strict confidence from any Person, unless compelled to disclose by Judicial or administrative process or by other requirements of any law all documents and information concerning the Company furnished to it by or on behalf of the Company in connection with or pursuant to this Agreement or the transactions contemplated hereby and thereby, except to the extent that such documents or information can be shown to have been in the public domain through no fault of the Investor.

     7.9 No Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              PLUG POWER, LLC


                              By: /s/ Gary Mittleman
                                  ------------------
                                  Name: Gary Mittleman
                                  Title: President & CEO



                                  ANTAEUS ENTERPRISES, INC.


                              By: /s/ Frederick W. Beinecke
                                  -------------------------
                                  Name:  Frederick W. Beinecke
                                  Title:  President

               SCHEDULE I TO THE LLC INTEREST PURCHASE AGREEMENT

     This Schedule I to that certain LLC Interest Purchase Agreement (the "Agreement"), dated as of April _, 1999, between Plug Power, LLC and the Investor set forth therein, defines certain of the terms used therein and is made a part thereof.

     "Class A Membership Interests" means the Class A Membership Interests as defined in the Company's Limited Liability Company Agreement.

     "Class B Membership Interests" means the Class B Membership Interests as defined in the Company's Limited Liability Company Agreement.

     "Closing " means the closing of the sale and purchase by the Investor of the Purchased Securities on the Closing Date.

     "Closing Date" means April 1, 1999, or such different time or day as the Investor and the Company shall agree.

     "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company, dated as of June 27, 1997, as amended by the First, Second, and Third Amendments thereto, respectively dated April 24, 1998, June 10, 1999, November 30, 199S and the Minutes of the Special Meeting dated January 29, 1999.

     "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any Governmental Authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means units of Class A Membership Interests or Class B Membership Interests.

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              SCHEDULE 5.8 TO THE LLC INTEREST PURCHASE AGREEMENT

                          Class A Membership Interest

               Holder                                       Number

               EDC                                      10,000,000

               MTI                                       7,750,000

               GE                                        2,250,000

               Cudahy                                    1,440,000

               Lindsay                                      60,000

               Total outstanding:                       21,500,000

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

              SCHEDULE 5.9 TO THE LLC INTEREST PURCHASE AGREEMENT

                    Options for Class A Membership Interest

                                                     $ to Company
        Holder             Number    Exercise Price  Upon Exercise

          MT1            2,250,000      $   1.00       $   2,250,000
          MTI           33,000,000      $   7.50       $  22,500,000
          EDC           33,000,000      $   7.50       $  22,500,000
          GE             3,000,000      $  12.50       $  37,500,000
        Total/Avg:      11,250,000      $   7.53       $  84,750,000

                   Warrants for Class A Membership Interest

        Cudahy             400,000      $   8.50       $   3,400,000

                    Options for Class B Membership Interest

        Employees        2,033,900      $   1.00-$5.00 $   4,350,000

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